Exhibit (d)(4)

SUNSTONE HOTEL PARTNERSHIP, LLC

Issuer,

SUNSTONE HOTEL INVESTORS, INC.,

Parent Guarantor,

SUNSTONE CENTER COURT, LLC,

SUNSTONE QUINCY, LLC, and

WSRH LAX AIRPORT, L.L.C.,

New Subsidiary Guarantors

CERTAIN SUBSIDIARIES OF SUNSTONE HOTEL INVESTORS, INC.,

Subsidiary Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of July 29, 2008

4.60% Exchangeable Senior Notes due 2027

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), is entered into as of July 29, 2008, among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (the “Issuer”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (the “Parent Guarantor”), Sunstone Center Court, LLC, a Delaware limited liability company, Sunstone Quincy, LLC, a Delaware limited liability company, and WSRH LAX Airport, L.L.C., a Delaware limited liability company (collectively, the “New Subsidiary Guarantors”), CERTAIN SUBSIDIARIES OF THE PARENT GUARANTOR SIGNATORIES HERETO (including subsidiaries of the Parent Guarantor subsequently becoming guarantors, the “Subsidiary Guarantors” and, together with the Parent Guarantor and the New Subsidiary Guarantors, the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017.

WHEREAS, the Issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee entered into that certain Indenture dated as of June 18, 2007 (the “Original Indenture”), relating to the Issuer’s unsecured debt securities authenticated and delivered under the Original Indenture;

WHEREAS, pursuant to Section 901 of the Original Indenture, the Issuer, the Guarantors and the Trustee may enter into supplemental indentures to establish the form or terms of a series of Securities issued pursuant to the Original Indenture;

WHEREAS, pursuant to Section 301 of the Original Indenture, the Issuer, the Guarantors and the Trustee established the terms of a series of Securities entitled the “4.60% Exchangeable Senior Notes due 2027” of the Issuer in respect of which certain of the Guarantors are guarantors (the “Notes”) pursuant to that certain First Supplemental Indenture dated as of June 18, 2007 among the Issuer, the Guarantors and the Trustee (the “First Supplemental Indenture”), and the Issuer issued and sold thereunder $220,000,000 aggregate principal amount of Notes;

WHEREAS, pursuant to Section 2.02 of the First Supplemental Indenture and Section 303 of the Original Indenture, the Issuer issued and sold an additional $30,000,000 aggregate principal amount of Notes pursuant to that certain Second Supplemental Indenture dated as of June 27, 2007 among the Issuer, the Guarantors and the Trustee (the “Second Supplemental Indenture”);

WHEREAS, pursuant to Section 1405 of the Original Indenture, any Subsidiary of the Parent Guarantor that is organized in the United States, any of the States or the District of Columbia and that was not a Sunstone Credit Agreement Obligor (as defined in the Original Indenture) and becomes a Sunstone Credit Agreement Obligor, the Issuer and the Parent Guarantor shall arrange for such Subsidiary to execute and deliver to the Trustee within 60 days of becoming a Sunstone Credit Agreement Obligor, a supplemental indenture pursuant to which such Subsidiary Guarantor shall guarantee the Issuer’s obligations under the Notes and the Original Indenture on the terms and conditions set forth therein;

WHEREAS, each of the New Subsidiary Guarantors became a Sunstone Credit Agreement Obligor on May 30, 2008; and

WHEREAS, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this instrument to add the New Subsidiary Guarantors as guarantors of the Notes and have done all things necessary to make this instrument (collectively with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) a valid agreement of the parties hereto, in accordance with its terms.

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NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Guarantors and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture, the First Supplemental Indenture (or in the form of Note attached as Exhibit A thereto) or the Second Supplemental Indenture, as the case may be.

ARTICLE II

NEW SUBSIDIARY GUARANTORS

Section 2.01. New Subsidiary Guarantors. Each of the New Subsidiary Guarantors hereby agrees to guarantee, as primary obligor and not merely as a surety, to each Holder of the Securities and to the Trustee, the Obligations of the Issuer under the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, in each case to the extent and on the terms and conditions set forth therein.

ARTICLE III

MISCELLANEOUS

Section 3.01. Relation to Original Indenture. This Third Supplemental Indenture supplements the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, and the Securities issued thereunder shall continue in full force and effect.

Section 3.02. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Parent Guarantor, or the validity of the execution by the Issuer or the Parent Guarantor of this Third Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.

Section 3.03. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 3.04. Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 3.05. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

[signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

THE ISSUER

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company, as Issuer of the Notes

By:	Sunstone Hotel Investors, Inc.,
Its Sole Managing Member

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Chief Financial Officer

THE PARENT GUARANTOR

SUNSTONE HOTEL INVESTORS, INC.,
a Maryland corporation, as Parent Guarantor

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Chief Financial Officer

THE SUBSIDIARY GUARANTORS

WB Sunstone-Portland, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

WB Sunstone-Riverside, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Windy Hill, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Third Supplemental Indenture

Sunstone Napa, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Jamboree, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone MacArthur, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Hotels Rochester, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Center Court, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Sunstone Quincy, LLC

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

WSRH LAX Airport, L.L.C.

By:	/s/ Kenneth E. Cruse
Name:	Kenneth E. Cruse
Title:	Vice President

Third Supplemental Indenture

THE TRUSTEE

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

Third Supplemental Indenture